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                                                              EXHIBIT 10.4

                           (Price Edwards & Company Logo)
                                   Oklahoma Tower
                            210 Park Avenue, Suite 1000
                              Oklahoma City, OK  73102
                          405/843-7474 -- FAX 405/840-2137

May 9, 1996


Mr. Michael McDonald
UroCor Corporation
800 Research Parkway
Suite 200
Oklahoma City, OK  73104

Dear Mike:

In reviewing your lease document, it appears that any space in excess of 50,000 rentable square feet should be billed back to you at $10.00 per square foot during the first year of your lease agreement. We have measure that your rentable square feet should be as follows:
   1st Floor     2,283
   2nd Floor    22,800
   3rd Floor    25,975
                ------
                51,058
                ------
                ------

Based upon our phone conversation of yesterday, it is agreed that this excess space became effective January 1, 1996. In that these measurements exceed 50,000 square feet by 1,058 square feet and we have been charging for base rent only, we are now billing you for excess rent on 1,058 square feet at $10.00 per square foot, calculated as follows:

             1,058  excess rentable square feet
           $ 10.00  per square foot
           -------
           $10,580
               365
           -------
           $ 28.99  per diem
           x   121  day occupied (1/01/96 through 4/30/96)
           -------
        $ 3,507.79
        ----------
        ----------

We will also adjust your monthly rent by $881.67 beginning with your May billing.

Should you have any questions, please contact me.

Sincerely,

/s/ James J. Fiedler
------------------------
Vice President
Accounting and Reporting

JJF/kka

cc: Randy Hogan
 Dennis McGrath